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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of Regal Entertainment Group of our report dated March 20, 2012, relating to the financial statements of National CineMedia, LLC appearing in the Annual Report on Form 10-K/A of Regal Entertainment Group for the year ended December 29, 2011, and to the reference to us under the headings "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado
June 27, 2012

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Consent of Independent Registered Public Accounting Firm